Exhibit 10.1

Execution Version

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

by and among

CONSOL ENERGY INC.,

CNX COAL RESOURCES GP LLC,

CNX COAL RESOURCES LP

and

CNX OPERATING LLC

dated as of

July 7, 2015

i

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

This CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT, dated as of July 7, 2015 (as may be amended, supplemented or restated from time to time, this “Agreement”), is by and among CONSOL Energy Inc., a Delaware corporation (“CONSOL”), CNX Coal Resources GP LLC, a Delaware limited liability company (the “General Partner”), CNX Coal Resources LP, a Delaware limited partnership (the “Partnership”), and CNX Operating LLC, a Delaware limited liability company (the “Operating Company”) (each, a “Party” and, collectively, the “Parties”).

RECITALS

WHEREAS, the General Partner and CONSOL formed the Partnership, pursuant to the Delaware Revised Uniform Limited Partnership Act (as amended from time to time, the “DRULPA”), to own an undivided interest in, and operational control over, CONSOL’s Pennsylvania mining complex, as well as to engage in any other business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized under the DRULPA, all as more fully described in the Prospectus (as defined herein);

WHEREAS, CNX Thermal Holdings LLC, a Delaware limited liability company (“CNX Thermal Holdings”), owns all right, title and interest in and to the Contributed Assets (as defined herein);

WHEREAS, the Operating Company owns 100% of the limited liability company interests in CNX Thermal Holdings;

WHEREAS, CONSOL owns 100% of the limited liability company interests in the Operating Company;

WHEREAS, in connection with the closing of the Offering (as defined herein), CONSOL desires, pursuant to, and in accordance with, Section 2.2 through Section 2.4 hereof, to, directly or indirectly, contribute, assign, transfer and deliver to the Partnership, and the Partnership desires to acquire from CONSOL, all of the limited liability company interests in the Operating Company held by CONSOL, and, in exchange, the Partnership desires to issue (i) to the General Partner, the interests set forth in Section 2.3 and (ii) to CONSOL, the interests set forth in Section 2.4 and, if applicable, the interests set forth in Article III;

WHEREAS, in order to accomplish the objectives and purposes in the preceding recitals, each of the following actions has been taken prior to the date hereof:

1. On March 16, 2015, CONSOL formed the General Partner under the Delaware Limited Liability Company Act (as amended from time to time, the “Delaware LLC Act”) and contributed $1,000 in exchange for 100% of the limited liability company interests in the General Partner;

2. On March 16, 2015, CONSOL, as the organizational limited partner, and the General Partner, as the general partner, formed the Partnership under the DRULPA and contributed $980 and $20, respectively, in exchange for a 98% limited partner interest (the “Initial LP Interest”) and a 2% general partner interest, respectively, in the Partnership;

3. On April 16, 2015, CONSOL formed the Operating Company under the Delaware LLC Act and contributed $1,000 in exchange for 100% of the limited liability company interests in the Operating Company;

4. On April 16, 2015, Conrhein Coal Company, a Pennsylvania general partnership (“Conrhein”), formed CNX Thermal Holdings under the Delaware LLC Act and contributed $1,000 in exchange for 100% of the limited liability company interests in CNX Thermal Holdings (the “Initial Coal Sub Interest”);

5. On April 22, 2015, MTB Inc., a Delaware corporation, converted to MTB LLC, a Delaware limited liability company (“MTB”);

6. On the Asset Contribution Closing Date (as defined herein), each of the following transactions were effected in the order set forth below:

a. pursuant to the Asset Contribution Agreement (as defined herein):

i. Consol Pennsylvania Coal Company LLC, a Delaware limited liability company (“CPCC”), contributed, assigned and transferred to CNX Thermal Holdings all of its right, title and interest in and to the Contributed Assets (as defined herein) in exchange for a proportionate limited liability company interest in CNX Thermal Holdings (the “CPCC Coal Sub Interest”), and CPCC was admitted as a member of CNX Thermal Holdings;

ii. Conrhein contributed, assigned and transferred to CNX Thermal Holdings all of its right, title and interest in and to the Contributed Assets in exchange for a proportionate limited liability company interest in CNX Thermal Holdings (the “Conrhein Coal Sub Interest”), and Conrhein continued as a member of CNX Thermal Holdings; and

iii. CNX Thermal Holdings redeemed the Initial Coal Sub Interest held by Conrhein and refunded and distributed to Conrhein the initial contribution, in the amount of $1,000, made by Conrhein in connection with the formation of CNX Thermal Holdings, along with any interest or other profit that resulted from the investment or other use of such initial contribution, and Conrhein continued as a member of CNX Thermal Holdings with respect to the Conrhein Coal Sub Interest;

b. pursuant to the CTH Contribution Agreement (as defined herein):

i. Conrhein distributed, assigned and transferred to MTB and CONSOL Mining Holding Company LLC, a Delaware limited liability company (“CMHC”), pro rata, all of Conrhein’s right, title and interest in and to the Conrhein Coal Sub Interest as a distribution of capital (such limited liability company interests in CNX Thermal Holdings held by MTB and CMHC, the “MTB Coal Sub Interest” and the “CMHC Coal Sub Interest,” respectively), MTB and CMHC were admitted as members of CNX Thermal Holdings and Conrhein ceased to be a member of CNX Thermal Holdings;

ii. (A) CPCC distributed, assigned and transferred to CONSOL all of CPCC’s right, title and interest in and to the CPCC Coal Sub Interest as a distribution of capital; (B) MTB distributed, assigned and transferred to CONSOL all of MTB’s right, title and interest in and to the MTB Coal Sub Interest as a distribution of capital and (C) CMHC distributed, assigned and transferred to CONSOL all of CMHC’s right, title and interest in and to the CMHC Coal Sub Interest as a distribution of capital (all such limited liability company interests in CNX Thermal Holdings held by CONSOL, comprising 100% of such interests, the “CEI Coal Sub Interest”), CONSOL was admitted as a member of CNX Thermal Holdings and CPCC, MTB and CMHC ceased to be members of CNX Thermal Holdings; and

iii. CONSOL contributed, assigned and transferred to the Operating Company all of CONSOL’s right, title and interest in and to the CEI Coal Sub Interest as a capital contribution, the Operating Company was admitted as a substitute member of CNX Thermal Holdings and CONSOL ceased to be a member of CNX Thermal Holdings;

WHEREAS, concurrently with the consummation of the transactions contemplated hereby, each of the matters provided for in Article II will occur in accordance with its respective terms;

WHEREAS, if the Over-Allotment Option (as defined below) is exercised, each of the matters provided for in Article III will occur in accordance with its respective terms;

WHEREAS, in connection with the distributions and redemption contemplated by Section 2.8 and Section 2.9, after considering advice of advisors and evaluating the assets and liabilities of the Partnership, the General Partner has determined that, after making the applicable distribution or redemption, as applicable, the assets of the Partnership will exceed or equal the liabilities of the Partnership, as required by Section 17-607 of the DRULPA; and

WHEREAS, the respective Parties have taken or caused to be taken all corporate, limited liability company and partnership action, as the case may be, required to approve the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

1.1 Defined Terms. For purposes hereof, the capitalized terms used herein and not otherwise defined have the meanings set forth in Appendix I.

1.2 References and Rules of Construction. All references in this Agreement to Appendices, Articles, Sections, subsections and other subdivisions refer to the corresponding Appendices, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Appendix, Article, Section, subsection and other subdivision of this Agreement are for convenience only, do not constitute any part of this Agreement and shall be disregarded in construing the language hereof. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular Appendix, Article, Section, subsection or other subdivision unless expressly so limited. The word “including” (in its various forms) means “including without limitation.” All references to “$” or “dollars” shall be deemed references to United States dollars. Each accounting term not defined herein will have the meaning given to it under U.S. generally accepted accounting principles as in effect from time to time, consistently applied. Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms (including terms defined herein) and titles in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. References to any law means such law as it may be amended from time to time.

ARTICLE II

CONTRIBUTIONS, ACKNOWLEDGMENTS AND DISTRIBUTIONS

Each of the following transactions set forth in this Article II shall be completed in the order set forth herein, subject to, and in accordance with, the provisions of Article V:

2.1 Execution of the Partnership Agreement. The General Partner and CONSOL, as the organizational limited partner, shall amend and restate the Original Partnership Agreement by executing and delivering the Partnership Agreement, with such changes as the General Partner and CONSOL may agree.

2.2 Contribution of the 2% OpCo Interest to the General Partner. Notwithstanding any provision of the OpCo LLC Agreement to the contrary (and the undersigned hereby waive any provision of the OpCo LLC Agreement to the contrary), CONSOL hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the General Partner a portion of its limited liability company interests in the Operating Company with a value equal to 2% of the equity value of the Partnership immediately after the closing of the Offering (the “2% OpCo Interest”), and the General Partner hereby accepts such 2% OpCo Interest as a capital contribution from CONSOL. Notwithstanding any provision of the OpCo LLC Agreement to the contrary (and the undersigned hereby waive any provision of the OpCo LLC Agreement to the contrary), the General Partner is hereby admitted to the Operating Company as a member of the

Operating Company with respect to the 2% OpCo Interest and hereby agrees that it is bound by the OpCo LLC Agreement. Simultaneously with such contribution of the 2% OpCo Interest, CONSOL shall and does hereby continue as a member of the Operating Company with respect to the portion of its limited liability company interests in the Operating Company not transferred to the General Partner, and the Operating Company is continued without dissolution.

2.3 Contribution of the 2% OpCo Interest to the Partnership. Notwithstanding any provision of the OpCo LLC Agreement to the contrary (and the undersigned hereby waive any provision of the OpCo LLC Agreement to the contrary), the General Partner hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership the 2% OpCo Interest in exchange for (a) a continuation of the General Partner’s 2% general partner interest in the Partnership (after giving effect to any exercise of the Over-Allotment Option and the issuance of Common Units contemplated by Article III hereof) and (b) the issuance to the General Partner of all of the Incentive Distribution Rights in the Partnership, and the Partnership hereby accepts such 2% OpCo Interest as a capital contribution from the General Partner. Notwithstanding any provision of the OpCo LLC Agreement to the contrary (and the undersigned hereby waive any provision of the OpCo LLC Agreement to the contrary), the Partnership is hereby admitted to the Operating Company as a member of the Operating Company with respect to the 2% OpCo Interest and hereby agrees that it is bound by the OpCo LLC Agreement. Simultaneously with such contribution of the 2% OpCo Interest, (i) CONSOL shall and does hereby continue as a member of the Operating Company, (ii) the General Partner shall and does hereby cease to be a member of the Operating Company and shall thereupon cease to have or exercise any right or power as a member of the Operating Company and (iii) the Operating Company is continued without dissolution.

2.4 Contribution of the 98% OpCo Interest to the Partnership. Notwithstanding any provision of the OpCo LLC Agreement to the contrary (and the undersigned hereby waive any provision of the OpCo LLC Agreement to the contrary), CONSOL hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership all right, title and interest in and to all of the remaining limited liability company interests in the Operating Company held by CONSOL (the “98% OpCo Interest”) in exchange for (a) 861,067 Common Units representing an approximate 3.6% limited partner interest (based on an aggregate of 23,222,134 Common Units and Subordinated Units to be outstanding after the completion of the Offering) in the Partnership (the “Sponsor Common Units”), (b) 11,611,067 Subordinated Units representing a 49.0% limited partner interest (based on an aggregate of 23,222,134 Common Units and Subordinated Units to be outstanding after the completion of the Offering) in the Partnership (the “Sponsor Subordinated Units”), (c) the right to receive a cash distribution from the Partnership in the amount of approximately $197.0 million from the Partnership’s borrowings under the Revolving Credit Facility (as defined herein), (d) the right to receive a cash distribution from the Partnership in the amount of $68.0 million from the proceeds from the sale of Common Units in the Private Placement (as defined herein), a portion of which is to reimburse CONSOL for certain capital expenditures CONSOL incurred with respect to the Contributed Assets pursuant to Treasury Regulation Section 1.707-4(d), and (e) the right to receive a cash distribution from the Partnership in the amount of approximately $66.0 million from the net proceeds from the sale of the Firm Units in the Offering, a portion of which is to reimburse CONSOL for certain capital expenditures CONSOL incurred with respect to the

Contributed Assets pursuant to Treasury Regulation Section 1.707-4(d), and the Partnership hereby accepts such 98% OpCo Interest as a capital contribution from CONSOL. Notwithstanding any provision of the OpCo LLC Agreement to the contrary (and the undersigned hereby waive any provision of the OpCo LLC Agreement to the contrary), upon CONSOL’s contribution of the 98% OpCo Interest to the Partnership, (i) the Partnership is hereby admitted as a member of the Operating Company with respect to the 98% OpCo Interest, hereby continues as a member of the Operating Company with respect to the 2% OpCo Interest and hereby agrees that it continues to be bound by the OpCo LLC Agreement, (ii) CONSOL shall and does hereby cease to be a member of the Operating Company and shall thereupon cease to have or exercise any right or power as a member of the Operating Company and (iii) the Operating Company shall be and hereby is continued without dissolution. For the avoidance of doubt, following the contributions contemplated by Section 2.2 through Section 2.4, the Partnership is the sole member of the Operating Company owning 100% of the limited liability company interests in the Operating Company.

2.5 Execution of Joinder to the OpCo LLC Agreement. The Partnership shall execute a joinder to the OpCo LLC Agreement (in the form attached thereto, if any) or another instrument by which it agrees to be bound by the terms and conditions of the OpCo LLC Agreement.

2.6 Public Cash Contribution. The Parties acknowledge that, in connection with the Offering, public investors, through the Underwriters, have made a capital contribution to the Partnership of $75,000,000 in cash in exchange for 5,000,000 Common Units (the “Firm Units”) representing an approximate 21.1% limited partner interest in the Partnership (based on an aggregate of 23,222,134 Common Units and Subordinated Units to be outstanding after the completion of the Offering).

2.7 Payment of Transaction Expenses by the Partnership. In connection with the closing of the Offering, the Partnership will pay (a) transaction expenses in the amount of approximately $3.5 million, excluding the underwriting discount of approximately $4.5 million in the aggregate from the sale of the Firm Units and (b) a structuring fee (the “Structuring Fee”) of $300,000, $200,000 and $500,000 payable to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and Evercore Group L.L.C., respectively.

2.8 Use of Proceeds. The Partnership will distribute to CONSOL an aggregate of approximately $331.0 million in cash from the net proceeds from the Offering, the proceeds from the Private Placement and net borrowings from the Revolving Credit Facility.

2.9 Redemption of the Initial LP Interest from the Partnership and Return of Initial Capital Contribution. The Partnership hereby redeems the Initial LP Interest held by CONSOL and hereby refunds and distributes to CONSOL the initial contribution, in the amount of $980, made by CONSOL in connection with the formation of the Partnership, and 98% of any interest or other profit that may have resulted from the investment or other use of such initial contribution shall be allocated and distributed to CONSOL, and the balance thereof shall be allocated and distributed to the General Partner.

ARTICLE III

EXERCISE OF OVER-ALLOTMENT OPTION

If the Over-Allotment Option is exercised in whole or in part, the Underwriters will contribute additional cash to the Partnership in exchange for up to an additional 750,000 Common Units (the “Option Units”) at the Offering price per Common Unit set forth in the Prospectus, net of the underwriting discount. Upon the expiration of the Option Period, any Option Units not purchased by the Underwriters pursuant to the Underwriting Agreement will be issued to CONSOL for no additional consideration as part of the contribution transactions described in Section 2.4. Any such time and date of delivery of Option Units is referred to herein as an “Option Closing Time.”

ARTICLE IV

FURTHER ASSURANCES

From time to time after the date hereof, and without any additional consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to (i) more fully assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (ii) more fully and effectively vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed, assigned, transferred and delivered by this Agreement, or which are intended to be so contributed, assigned, transferred and delivered and (iii) more fully and effectively carry out the purposes and intent of this Agreement.

ARTICLE V

ORDER OF COMPLETION AND EFFECTIVENESS OF TRANSACTIONS

5.1 Order of Completion of Transactions. The transactions provided for in Section 2.1 through Section 2.5 shall be completed as of the Effective Time in the order set forth in Article II. The transactions provided for in Section 2.6 through Section 2.9 shall be completed as of the Closing Time in the order set forth in Article II. Following the completion of the transactions set forth in Article II, the transactions provided for in Article III shall be completed as of the applicable Option Closing Time or upon the expiration of the Option Period, as applicable.

5.2 Effectiveness of Transactions. Notwithstanding anything contained in this Agreement to the contrary, (a) none of the provisions of Section 2.1 through Section 2.5 shall be operative or have any effect until the Effective Time, (b) none of the provisions of Section 2.6 through Section 2.9 shall be operative or have any effect until the Closing Time and (c) none of the provisions of Article III shall be operative or have any effect until the applicable Option Closing Time or the expiration of the Option Period, as applicable, at which respective times all such applicable provisions shall be effective and operative in accordance with Section 5.1 without further action by any Party.

ARTICLE VI

MISCELLANEOUS

6.1 Taxes; Costs. Except for the transaction expenses set forth in Section 2.7, CONSOL shall pay all expenses, fees and costs, including all sales, use and similar taxes arising out of the contributions, distributions, conveyances and deliveries to be made under Article II and shall pay all documentary, filing, recording, transfer, deed and conveyance taxes and fees required in connection therewith. In addition, CONSOL shall be responsible for all costs, liabilities and expenses (including court costs and reasonable attorneys’ fees) incurred in connection with the implementation of any conveyance or delivery pursuant to Article IV (to the extent related to any of the contributions, distributions, conveyances and deliveries to be made under Article II).

6.2 Assignment; Binding Effect.

(a) This Agreement may not be assigned by any Party, in whole or in part, without the prior written consent of the other Parties; provided, however, that any Partnership Group Member may freely pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of the Partnership Group, including any pledge or assignment to secure obligations pursuant to one or more credit agreements, security agreements and other security instruments with the administrative agent, collateral agent or other agent party thereto for the benefit of the lenders of the Partnership Group; provided, further, that, except as otherwise provided in Section 6.2(b)(iv), no such pledge or assignment shall release such Partnership Group Member from any of its obligations hereunder or substitute any such pledgee or assignee for such Partnership Group Member as a party hereto. No assignment hereunder by any Party shall relieve such Party of any obligations and responsibilities hereunder. This Agreement shall be binding upon and inure to the benefit of the Parties and, to the extent permitted by this Agreement, their successors, legal representatives and permitted assigns.

(b) Each of the Parties (i) acknowledges that the Partnership Group (and any Substitute Owner) has entered into or will enter into one or more credit agreements, security agreements, and other security instruments (collectively, the “Loan Documents”) with the administrative agent, collateral agent or other agent party thereto (the “Agent”) for the benefit of certain lenders, (ii) consents in all respects to the collateral assignment under the Loan Documents of all of the Partnership Group’s (or any Substitute Owner’s) right, title and interest in, to and under this Agreement, (iii) acknowledges the right of the Agent or its designee(s) or assignee(s), in the exercise of the Agent’s rights and remedies under the Loan Documents, to make all demands, give all notices, take all actions and exercise all rights of the Partnership Group under this Agreement (the “Assigned Interests”) and (iv) acknowledges that the Agent, its initial or subsequent designee(s) or assignee(s) and any other purchaser of the Assigned Interests in or following a judicial or nonjudicial foreclosure, insolvency, bankruptcy or similar sale (each, a “Substitute Owner”) shall be substituted for and have all of the rights and obligations of the Partnership Group for all purposes under this Agreement. In the case of any assignment pursuant to this Section 6.2(b), the non-assigning Parties acknowledge that the assignee shall be substituted for and have all of the rights and obligations of the assignor under this Agreement and shall continue to perform, and shall cause each of its Affiliates to continue to perform, its obligations under this Agreement in favor of such assignor.

6.3 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other Person or confer upon any other Person any benefits, rights or remedies, and no Person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

6.4 Entire Agreement. This Agreement constitutes the entire agreement of the Parties and their Affiliates relating to the transactions contemplated hereby and supersedes all provisions and concepts contained in all prior letters of intent, memoranda, agreements or communications between the Parties or their Affiliates relating to the transactions contemplated hereby.

6.5 Amendment. This Agreement may be amended only by an instrument in writing executed by the Parties and expressly identified as an amendment or modification.

6.6 Applicable Law. This Agreement shall be subject to and governed by the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. EACH OF THE PARTIES HERETO AGREES THAT THIS AGREEMENT INVOLVES AT LEAST U.S. $100,000.00 AND THAT THIS AGREEMENT HAS BEEN ENTERED INTO IN EXPRESS RELIANCE UPON 6 Del. C. § 2708. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES (i) TO BE SUBJECT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE AND (ii) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, TO APPOINT AND MAINTAIN AN AGENT IN THE STATE OF DELAWARE AS SUCH PARTY’S AGENT FOR ACCEPTANCE OF LEGAL PROCESS AND TO NOTIFY THE OTHER PARTIES OF THE NAME AND ADDRESS OF SUCH AGENT. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

6.7 Parties in Interest. Except as expressly set forth in this Agreement, nothing in this Agreement shall entitle any Person other than the Parties to any claim, cause of action, remedy or right of any kind.

6.8 Preparation of Agreement. All of the Parties and their respective counsels participated in the preparation of this Agreement. In the event of any ambiguity in this Agreement, it is the intent of the parties that no presumption shall arise based on the identity of the draftsman of this Agreement.

6.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

6.10 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by electronic mail shall be deemed an original signature hereto.

6.11 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Parties to this Agreement have caused it to be duly executed as of the date first above written.

CONSOL:		GENERAL PARTNER:

CONSOL ENERGY INC.		CNX COAL RESOURCES GP LLC

By:	/s/ David M. Khani	By:	/s/ James A. Brock
Name:	David M. Khani	Name:	James A. Brock
Title:	Executive Vice President and Chief Financial Officer	Title:	Chief Executive Officer

PARTNERSHIP:		OPERATING COMPANY:

CNX COAL RESOURCES LP		CNX OPERATING LLC

By: CNX Coal Resources GP LLC,		By:	/s/ James A. Brock
its general partner		Name:	James A. Brock
		Title:	Chief Executive Officer

By:	/s/ James A. Brock
Name:	James A. Brock
Title:	Chief Executive Officer

Signature Page to

Contribution, Conveyance and Assumption Agreement

APPENDIX I

Definitions

“2% OpCo Interest” is defined in Section 2.2.

“98% OpCo Interest” is defined in Section 2.4.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is Under Common Control With, such Person. The term “Affiliated” shall have the correlative meaning.

“Agent” is defined in Section 6.2(b).

“Agreement” is defined in the Preamble.

“Asset Contribution Agreement” means that certain Contribution Agreement, dated as of June 22, 2015, by and among CPCC, Conrhein and CNX Thermal Holdings, as amended, restated, supplemented or otherwise modified from time to time.

“Asset Contribution Closing Date” means the “Closing Date” as defined in the Asset Contribution Agreement.

“Assigned Interests” is defined in Section 6.2(b).

“CEI Coal Sub Interest” is defined in the Recitals.

“Closing Date” means the first date on which Common Units are sold by the Partnership to the Underwriters pursuant to the provisions of the Underwriting Agreement.

“Closing Time” means the time of closing on the Closing Date pursuant to the Underwriting Agreement.

“CMHC” is defined in the Recitals.

“CMHC Coal Sub Interest” is defined in the Recitals.

“CNX Thermal Holdings” is defined in the Recitals.

“Commission” means the United States Securities and Exchange Commission.

“Common Unit” has the meaning given such term in the Partnership Agreement.

“Conrhein” is defined in the Recitals.

“Conrhein Coal Sub Interest” is defined in the Recitals.

APPENDIX I

“CONSOL” is defined in the Preamble.

“Contributed Assets” has the meaning given such term in the Asset Contribution Agreement.

“Control” (including the terms “Controlled” and “Under Common Control With”) means with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract, or otherwise.

“CPCC” is defined in the Recitals.

“CPCC Coal Sub Interest” is defined in the Recitals.

“CTH Contribution Agreement” means that certain Contribution, Conveyance and Assumption Agreement, dated as of June 22, 2015, by and among CONSOL, CPCC, MTB, CMHC, Conrhein, the Operating Company and CNX Thermal Holdings, as amended, restated, supplemented or otherwise modified from time to time.

“Delaware LLC Act” is defined in the Recitals.

“DRULPA” is defined in the Recitals.

“Effective Time” means 12:01 a.m. Eastern Time on the Closing Date.

“Firm Units” is defined in Section 2.6.

“General Partner” is defined in the Preamble.

“Governmental Authority” means any federal, state, local, municipal, tribal or other government; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory or taxing authority or power; and any court or governmental tribunal, including any tribal authority having or asserting jurisdiction.

“Greenlight Capital” means certain funds managed by Greenlight Capital, Inc. and its affiliates.

“Incentive Distribution Rights” has the meaning given such term in the Partnership Agreement.

“Initial Coal Sub Interest” is defined in the Recitals.

“Initial LP Interest” is defined in the Recitals.

APPENDIX I

“Loan Documents” is defined in Section 6.2(b).

“MTB” is defined in the Recitals.

“MTB Coal Sub Interest” is defined in the Recitals.

“Offering” means the initial offering and sale of Common Units to the public (including the offer and sale of Common Units pursuant to the Over-Allotment Option).

“OpCo LLC Agreement” means the Limited Liability Company Agreement of the Operating Company, dated effective as of April 16, 2015, as the same may be amended from time to time.

“Operating Company” is defined in the Preamble.

“Option Closing Time” is defined in Article III.

“Option Period” means the period from the Closing Date to and including the date that is 30 days after the Closing Date.

“Option Units” is defined in Article III.

“Original Partnership Agreement” means that certain Agreement of Limited Partnership of the Partnership, dated effective as of March 20, 2015.

“Over-Allotment Option” means the option granted to the Underwriters by the Partnership pursuant to Section 2(b) of the Underwriting Agreement.

“Partnership” is defined in the Preamble.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of the Closing Date, substantially in the form attached as Appendix A to the Prospectus, as the same may be amended from time to time.

“Partnership Group” is defined in the Partnership Agreement.

“Partnership Group Member” means a “Group Member” as defined in the Partnership Agreement.

“Party” and “Parties” are defined in the Preamble.

“Person” means any individual, corporation, company, partnership, limited partnership, limited liability company, trust, estate, Governmental Authority or any other entity.

APPENDIX I

“Private Placement” means the Partnership’s issuance and sale of 5,000,000 Common Units to Greenlight Capital on the date hereof in reliance upon the “private placement” exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act.

“Prospectus” means the final prospectus relating to the Offering dated June 30, 2015 and filed by the Partnership with the Commission pursuant to Rule 424 of the Securities Act on July 1, 2015.

“Registration Statement” means the Registration Statement on Form S-1 (File No. 333-203165), as amended, filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Common Units in the Offering.

“Revolving Credit Facility” means that certain Credit Agreement, substantially in the form filed as an exhibit to the Registration Statement, by and among the Partnership, as borrower, the subsidiaries of the Partnership as guarantors, PNC Bank, National Association, as administrative agent, and other lender parties thereto.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time, and any successor to such statute.

“Sponsor Common Units” is defined in Section 2.4.

“Sponsor Subordinated Units” is defined in Section 2.4.

“Structuring Fee” is defined in Section 2.7.

“Subordinated Unit” has the meaning given such term in the Partnership Agreement.

“Substitute Owner” is defined in Section 6.2(b).

“Underwriters” means, collectively, each member of the underwriting syndicate named as an underwriter in Exhibit A to the Underwriting Agreement.

“Underwriting Agreement” means that certain Underwriting Agreement dated as of June 30, 2015 among the Underwriters, CONSOL, the General Partner, the Partnership, the Operating Company and CNX Thermal Holdings, providing for the purchase of Common Units by the Underwriters.

APPENDIX I